                                                                    Exhibit 23.6

                        [LETTERHEAD OF ARTHUR ANDERSEN]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2001, (except with respect to the matter discussed in Note 12 of the combined financial statements, as to which the date is April 18, 2001) on the combined financial statements of Frontier Incumbent Local Exchange Carrier Business and to all references to our Firm included in this Registration Statement.

/s/ Arther Andersen LLP

New York, New York
 May 4, 2001